KKR REAL ESTATE FINANCE TRUST INC. REPORTS
FIRST QUARTER 2023 FINANCIAL RESULTS

New York, NY, April 24, 2023 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the quarter ended March 31, 2023.

Reported net loss attributable to common stockholders of ($30.8) million, or ($0.45) per diluted share of common stock, for the three months ended March 31, 2023, compared to net income attributable to common stockholders of $14.6 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2022.

Reported Distributable Earnings of $33.1 million, or $0.48 per diluted share of common stock, for the three months ended March 31, 2023, compared to $12.4 million, or $0.18 per diluted share of common stock, for the three months ended December 31, 2022.

First Quarter 2023 Highlights
•$892.2 million liquidity position, including $254.1 million of cash and $610.0 million of undrawn capacity on the corporate revolving credit agreement (“Revolver”), in addition to $99.6 million of unencumbered senior loans as of March 31, 2023
•Funded $203.6 million for loans closed in previous quarters and received loan repayments of $86.9 million
•Current loan portfolio of $7.9 billion:
•100.0% floating rate with a weighted average all-in yield(1) of 8.5% as of March 31, 2023
•Multifamily and industrial assets represent 57% of the loan portfolio
•Weighted average loan-to-value ratio ("LTV")(2) of 66%
•Diversified financing sources totaling $9.0 billion with $2.7 billion of undrawn capacity
•76% of secured financing is fully non-mark-to-market and the remaining balance is mark-to-credit only
•Extended a $600.0 million repurchase facility maturity date to December 2025 and a $500.0 million warehouse facility maturity date to March 2026
•Excluding match-term secured financing and subsequent to the convertible notes due May 2023, there are no debt maturities due until 2025
•Common book value of $1,185.4 million, or $17.16 per common share, as of March 31, 2023, inclusive of a CECL allowance of $171.6 million, or ($2.48) per common share. The CECL allowance was increased by $60.5 million, or ($0.88) per diluted share, during the three months ended March 31, 2023, due primarily to additional reserves for two 5-risk rated office loans where sponsors have commenced sales processes for the properties, as well as heightened market volatility, uncertainty and reduced liquidity, particularly in the office sector

Matt Salem, Chief Executive Officer of KREF, said: “Since our IPO six years ago, we have conservatively positioned KREF with a focus on best in class liabilities and liquidity which positions us well for the current market environment. KREF is operating with nearly $900 million of liquidity while still generating attractive Distributable Earnings which cover the dividend.”

Patrick Mattson, President and Chief Operating Officer of KREF, added: “KREF has diversified liabilities with 76% fully non-mark-to-market and access to a $610 million revolver. In the first quarter, we enhanced our strong position by extending $1.1 billion in facilities by an additional two years.”

(1)    All-in yield includes cash coupon, amortization of deferred origination fees, loan origination costs and purchase discounts, and excludes loans accounted for under the cost recovery method.
(2)    LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. Weighted average LTV excludes loans with a risk rating of 5.

Portfolio Performance

Collected 100% of interest payments due on the loan portfolio for the three months ended March 31, 2023. As of March 31, 2023, the average risk rating of the Company's portfolio was 3.2, weighted by outstanding principal amount, consistent with that as of December 31, 2022.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s portfolio(A) as of March 31, 2023 ($ in millions):

Investment	Committed Principal Amount	Outstanding Principal Amount	Amortized Cost(B)	Carrying Value(C)	Max Remaining Term (Years)(D)(E)	Weighted Average LTV(D)
Senior Loans(F)	$9,280.4	$7,917.2	$7,876.3	$7,709.0	3.2	66%
CMBS B-Pieces(G)	40.0	35.7	35.7	35.7	6.2	58
Total/Weighted Average	$9,320.4	$7,952.9	$7,912.0	$7,744.7	3.2	66%

(A)    Excludes one Real Estate Owned asset with a net carrying value of $81.1 million as of March 31, 2023.
(B)    Amortized cost represents the outstanding principal, net of applicable unamortized discounts, loan origination fees, cost recovery interest and partial write-offs on loan balances deemed uncollectible.
(C)    Carrying value represents the amortized cost, net of applicable allowance for credit losses. Carrying value for CMBS B-Pieces, held through an equity method investment ("RECOP I"), is measured at fair value.
(D)    Weighted by outstanding principal amount for the Company's senior loans and by net equity for its CMBS B-Pieces. Weighted average LTV excludes loans with a risk rating of 5.
(E)    Max remaining term (years) assumes all extension options are exercised, if applicable.
(F)    Senior loans include senior mortgages and similar credit quality investments, including junior participations in the Company's originated senior loans for which it has syndicated the senior participations and retained the junior participations for its portfolio.
(G)    Represents an equity method investment in RECOP I.

Non-GAAP Financial Measures

Reconciliation of Distributable Earnings (Loss) to Net Income (Loss) Attributable to Common Stockholders

The table below reconciles Distributable Earnings (Loss) and related diluted per share amounts to net income (loss) attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share(A)	Three Months Ended	Per Diluted Share(A)	Three Months Ended	Per Diluted Share(A)
	March 31, 2023		December 31, 2022		March 31, 2022
Net Income (Loss) Attributable to Common Stockholders	$(30,810)	$(0.45)	$14,602	$0.21	$29,796	$0.46
Per share impact from exclusion of potentially issuable shares under assumed conversion of the Convertible Notes(B)	—	—	—	—	—	0.01
Adjustments
Non-cash equity compensation expense	2,152	0.03	1,494	0.02	2,126	0.03
Unrealized (gains) or losses, net(C)	1,173	0.02	(25)	—	(1,032)	(0.02)
Provision for (reversal of) credit losses, net	60,467	0.88	21,189	0.31	(1,218)	(0.02)
Non-cash convertible notes discount amortization	89	—	91	—	89	—
Distributable Earnings before realized loss on loan write-offs	33,071	0.48	37,351	0.54	29,761	0.47
Realized loss on loan write-offs(D)	—	—	(25,000)	(0.36)	—	—
Distributable Earnings	$33,071	$0.48	$12,351	$0.18	$29,761	$0.47
Diluted weighted average common shares outstanding, Distributable Earnings(B)	69,095,011		69,109,790		63,086,452

(A)    Numbers presented may not foot due to rounding.
(B)    Diluted weighted average common shares outstanding for Distributable Earnings excludes 6,316,174 potentially issuable shares under assumed conversion of the convertible notes.

(C)     Includes $1.2 million , ($0.0) million and ($1.0) million of unrealized mark-to-market adjustment to RECOP I's underlying CMBS investments for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(D) Includes a $25.0 million write-off of a defaulted senior office loan, a portion of which was deemed uncollectible during the three months ended December 31, 2022.

Book Value

The Company’s book value per share of common stock was $17.16 as of March 31, 2023, as compared to book value per share of common stock of $18.00 as of December 31, 2022.

Book value per share as of March 31, 2023 includes the impact of a CECL allowance of $171.6 million, or ($2.48) per common share. See Note 2 — Summary of Significant Accounting Policies, to the Company's condensed consolidated financial statements included in the Form 10-Q for the period ended March 31, 2023 for a detailed discussion of the allowance for credit losses.

Subsequent Events

The following events occurred subsequent to March 31, 2023:

Corporate Activities

Dividends

In April 2023, the Company paid $29.7 million in dividends on its common stock, or $0.43 per share, with respect to the first quarter of 2023, to stockholders of record on March 31, 2023.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Tuesday, April 25, 2023 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2023 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 4337419.

Webcast:

The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.

Supplemental Information

The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the quarter ended March 31, 2023 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires transitional senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with an over 45-year history of leadership, innovation and investment excellence and $503.9 billion of assets under management as of December 31, 2022.

Additional information can be found on the Company’s website at www.kkrreit.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests, including with respect to the effects of the COVID-19 pandemic, and their impact on the Company’s loan portfolio, financial condition and business operations; accelerating inflationary trends, spurred by multiple factors including high commodity prices, a tight labor market, and low residential vacancy rates, may result further in interest rate increases and lead to increased market volatility; higher interest rates imposed by the Federal Reserve may lead to a decrease in prepayment speeds and an increase in the number of borrowers who exercise extension options, which could extend beyond the term of certain secured financing agreements the Company uses to finance its loan investments; the economic impact of escalating global trade tensions, the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic and/or hybrid work schedules which allow work from remote locations other than the employer's office premises; how widely utilized COVID-19 vaccines will be, whether they will be effective in preventing the spread of COVID-19 (including its variant strains), and their impact on the ultimate severity and duration of the

COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the impact of, and market dislocations that may result from, governmental intervention in the economic and financial system or from regulatory reform of the oversight of financial markets; interest rate mismatches between the Company’s target assets and any borrowings used to fund such assets; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; the level and volatility of prevailing interest rates and credit spreads, including as a result of the planned discontinuance of LIBOR and the transition to alternative reference rates; adverse changes in the real estate and real estate capital markets; difficulty or delays in redeploying the proceeds from repayments of the Company’s existing investments; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; deterioration in the performance of the properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments, risks in collection of contractual interest payments, and potentially, principal losses to the Company; acts of God such as hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; difficulty in obtaining financing or raising capital; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; defaults by borrowers in paying debt service on outstanding indebtedness; the availability of qualified personnel and the Company’s relationship with its Manager; subsidiaries of KKR & Co. Inc. have significant influence over the Company and KKR's interests may conflict with those of the Company’s stockholders in the future; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform; adverse legislative or regulatory developments; the Company’s qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940, as amended; authoritative accounting principles generally accepted in the United States of America ("GAAP") or policy changes from standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I-Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Jack Switala
Tel: +1-888-806-7781 (U.S.) / +1-212-763-9048 (Outside U.S.)
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Miles Radcliffe-Trenner
Tel: +1-212-750-8300
media@kkr.com

Definitions:

“Loan-to-value ratio”: Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For the CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

“Distributable Earnings”: Distributable Earnings, a measure that is not prepared in accordance with GAAP, is a key indicator of the Company's ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

Distributable Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

The weighted average diluted shares outstanding used for purposes of calculating Distributable Earnings per diluted weighted average share has been adjusted from the weighted average diluted shares outstanding under GAAP to exclude potential shares that may be issued upon the conversion of the Convertible Notes. Consistent with the treatment of other unrealized adjustments to Distributable Earnings, these potentially issuable shares are excluded until a conversion occurs, which we believe is a useful presentation for investors. We believe that excluding shares issued in connection with a potential conversion of the Convertible Notes from our computation of Distributable Earnings per diluted weighted average share is useful to investors for various reasons, including: (i) conversion of Convertible Notes to shares would require the holder of a note to elect to convert the Convertible Note and for us to elect to settle the conversion in the form of shares, and we currently intend to settle the Convertible Notes in cash; (ii) future conversion decisions by note holders will be based on our stock price in the future, which is presently not determinable; and (iii) we believe that when evaluating our operating performance, investors and potential investors consider our Distributable Earnings relative to our actual distributions, which are based on shares outstanding and not shares that might be issued in the future.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents(A)	$254,096	$239,791
Commercial mortgage loans, held-for-investment	7,612,238	7,494,138
Less: Allowance for credit losses	(167,360)	(106,974)
Commercial mortgage loans, held-for-investment, net	7,444,878	7,387,164
Real estate owned, net	81,100	80,231
Accrued interest receivable	40,512	39,005
Equity method investments	35,719	36,849
Other assets	19,726	19,281
Total Assets	$7,876,031	$7,802,321

Liabilities and Equity
Liabilities
Secured financing agreements, net	$3,875,261	$3,748,691
Collateralized loan obligations, net	1,937,602	1,935,592
Secured term loan, net	336,464	336,828
Convertible notes, net	143,579	143,237
Dividends payable	29,711	29,711
Accrued interest payable	21,699	17,859
Other liabilities	10,112	10,245
Due to affiliates	8,458	8,722
Total Liabilities	6,362,886	6,230,885

Commitments and Contingencies	—	—

Equity
Preferred Stock, $0.01 par value, 50,000,000 shares authorized
Series A cumulative redeemable preferred stock, (13,110,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022); liquidation preference of $25.00 per share	131	131
Common stock, $0.01 par value, 300,000,000 authorized (75,080,707 shares issued; 69,095,011 shares outstanding as of March 31, 2023 and December 31, 2022)	691	691
Additional paid-in capital	1,811,135	1,808,983
Accumulated deficit	(202,024)	(141,503)
Repurchased stock (5,985,696 shares repurchased as of March 31, 2023 and December 31, 2022)	(96,764)	(96,764)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,513,169	1,571,538
Noncontrolling interests in equity of consolidated joint venture	(24)	(102)
Total Equity	1,513,145	1,571,436
Total Liabilities and Equity	$7,876,031	$7,802,321

(A)    Includes $83.1 million and $151.0 million held in collateralized loan obligation as of March 31, 2023 and December 31, 2022, respectively.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Net Interest Income
Interest income	$152,530	$73,230
Interest expense	105,976	32,459
Total net interest income	46,554	40,771

Other Income
Revenue from real estate owned operations	2,246	2,629
Income (loss) from equity method investments	(347)	1,886
Other income	2,711	1,915
Total other income	4,610	6,430

Operating Expenses
General and administrative	4,690	4,446
Provision for (reversal of) credit losses, net	60,467	(1,218)
Management fee to affiliate	6,523	6,007
Incentive compensation to affiliate	1,811	—
Expenses from real estate owned operations	2,758	2,554
Total operating expenses	76,249	11,789

Income (Loss) Before Income Taxes, Noncontrolling Interests, Preferred Dividends and Participating Securities' Share in Earnings	(25,085)	35,412
Income tax expense	169	—
Net Income (Loss)	(25,254)	35,412
Net income (loss) attributable to noncontrolling interests	(177)	(56)
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	(25,077)	35,468
Preferred stock dividends	5,326	5,326
Participating securities' share in earnings	407	346
Net Income (Loss) Attributable to Common Stockholders	$(30,810)	$29,796

Net Income (Loss) Per Share of Common Stock
Basic	$(0.45)	$0.47
Diluted	$(0.45)	$0.46
Weighted Average Number of Shares of Common Stock Outstanding
Basic	69,095,011	63,086,452
Diluted	69,095,011	69,402,626

Dividends Declared per Share of Common Stock	$0.43	$0.43